Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 4 to Form S-1 of Forum Energy Technologies, Inc of our report dated August 26, 2011, related to the financial statements of Davis-Lynch, Inc as of December 31, 2010 and for each of the two years in the period ended December 31, 2010, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ UHY LLP

Houston, Texas

March 14, 2012